Exhibit 10.32

FIRST AMENDMENT TO THE

SECURED CONVERTIBLE PROMISSORY NOTE

This first amendment to the Secured Convertible Promissory Note, dated May 11, 2020 (the “Amendment”), is entered into by 1847 Holdings LLC, a Delaware limited liability company (“EFSH”), 1847 GOEDEKER HOLDCO INC., a Delaware corporation and majority- owned subsidiary of EFSH (“Holdco”), and 1847 GOEDEKER INC. a Delaware corporation and wholly-owned subsidiary of Holdco (“GI” and with EFSH and Holdco, collectively hereinafter called “Borrower”) and Leonite Capital, LLC, a Delaware limited liability company (“Holder”).

WHEREAS, the Borrower and the Holder are parties to that certain Secured Convertible Promissory Note with an Issue Date as of April 5, 2019 (the “Note”). Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Note;

WHEREAS, Pursuant to the terms of the Note, the Maturity Date of the Note is April 5, 2020 (i.e., twelve months from the Issue Date, the “Original Maturity Date”);

WHEREAS, the Borrower and the Holder desire to extend the Original Maturity Date to October 5, 2020 (the “Extended Maturity Date”);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

Amendment to the Note. It is hereby agreed and understood that the Note shall be amended as follows:

1. The Extended Maturity Date shall be October 5, 2020, and the Original Maturity Date shall have no further effect, except as set forth in the Amendment.

2. Borrower’s failure to repay the Note along with accrued and unpaid interest on the Original Maturity Date shall not constitute an Event of Default under the Note.

3. During the period through the Extended Maturity Date, interest shall accrue and be due and payable monthly according to the terms of the Note.

4. The Principal Amount of the Note shall be increased by $207,145 as of the Original Maturity Date, as a forbearance fee.

5. In the event that the Borrower completes an offering of debt, equity, or closes on an asset sale, (other than in the ordinary course of business), the Borrower shall promptly use the net proceeds of such offering to repay the Holder. Notwithstanding the foregoing, in no event shall this clause cause the Borrower to default on any of its agreements and obligations that are outstanding at the time of this Amendment.

6. Upon closing by Borrower of its acquisition of Asien’s Appliance, Inc., Holder shall be granted a 5% equity interest in such acquisition. In the event that Borrower does not consummate the acquisition, Borrower and Holder agree to negotiate in good faith to exchange such interest with another asset or other term of that would approximate the economic benefit that would have been derived by Holder.

7. EFSH shall issue to Holder warrants (the “Additional Warrants”) exercisable for 200,000 of its Common Shares. The Additional Warrants shall have a term of five (5) years and shall have the same form as the Warrants issued pursuant to section 3.1 of the Note.

8. The Borrower shall reimburse the Holder $2,000 for legal fees incurred for this Amendment.

9. Except as expressly amended and modified by this Amendment, the Note is and shall continue to be in full force and effect in accordance with the terms thereof.

10. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Rockland County, New York.

12. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Amendment to be signed in their names by their duly authorized officers this May 11, 2020.

BORROWER

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

1847 GOEDEKER HOLDCO INC.

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	President

1847 GOEDEKER INC.

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	Chief Financial Officer

HOLDER

LEONITE CAPITAL, LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

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